UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2013
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Departure of Executive Vice President and Managing Director
On December 2, 2013, MCG Capital Corporation (“MCG” or the “Company”) accepted the resignation of Robert L. Marcotte from his position as Executive Vice President and Managing Director, effective as of December 20, 2013. Mr. Marcotte’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.
Prior to his resignation, Mr. Marcotte was eligible for participation in the MCG Capital Corporation 2011 Severance Pay Plan, or the 2011 Severance Plan, which commits the Company to provide MCG employees (who are not otherwise a party to an employment letter or agreement) with certain benefits under defined events of termination of employment. Specifically, the plan provides that in the event the Company terminates an eligible employee’s employment without cause or the employee resigns for good reason, the employee will be eligible for three, six or nine months of continuing separation pay, healthcare continuation benefits and lapsing of forfeiture provisions with respect to shares of restricted Company common stock (based on years of service with MCG).
Mr. Marcotte’s resignation from the Company renders him ineligible for benefits under the 2011 Severance Plan. In addition, in connection with his departure, Mr. Marcotte will forfeit an aggregate of 185,932 shares of restricted Company common stock.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: December 6, 2013	By:	/s/ Keith Kennedy
Keith Kennedy
Chief Financial Officer